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                                                                      Exhibit 21

                 METRO INFORMATION SERVICES, INC. AND SUBSIDIARY
                         SUBSIDIARIES OF THE REGISTRANT

                                                             STATE OR OTHER
                                                            JURISDICTION OF
                                                            INCORPORATION OR
            NAME OF SUBSIDIARY                                ORGANIZATION                             D/B/A
            ------------------                                ------------                             -----
Metro Information Services of  Northern
California, Inc.                                                Virginia                      The Avery Group

Metro Information Services of Los
Angeles, Inc.                                                   Virginia                      D.P.Specialists

Metro Information Services of Orange                                                          The Professionals
County, Inc.                                                    Virginia                      Krystal Solutions

Metro Information Services of
Pennsylvania, Inc.                                              Virginia                      Solution Technologies
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